UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): March 2, 2007
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors
SIGNATURE

Section 5. — Corporate Governance and Management
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors
On March 2, 2007, Lawrence C. Tucker and Andrew C. Cowen resigned from our board of directors. The vacancies were immediately filled by the appointments of Michael Slauson and J. Michael Morgan. Michael Slauson, age 36, is our Senior Vice-President—Business Operations and President of our subsidiary corporation Touch 1 Communications, Inc. J. Michael Morgan, age 39, is Chief Financial Officer of Bomgar Corporation, a software company based in Ridgeland, Mississippi. From 2003 through 2005 Mr. Morgan was employed in various capacities in our finance department, including Acting Chief Financial Officer from July 2005 to December 2005. From 2000 to 2003, he served as a Vice President of Round Hill Securities, a financial advisory firm. From 1997 to 2000, he held a similar position with AG Edwards. From 1995 to 1997, Mr. Morgan was Chief Financial Officer for Touch 1 Communications, Inc., a long distance telephone company. (We acquired Touch 1 Communications in 2000.) From 1991 to 1995, Mr. Morgan served as Director of Corporate Development for LDDS WorldCom and from 1988 to 1991 he worked for Arthur Andersen & Co. Mr. Morgan holds a Bachelor of Accounting from the University of Mississippi and a Master of Business Administration from Mississippi College.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 8, 2007.

TRINSIC, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.